Exhibit 99.3

PATHMARK STORES, INC.

STOCKHOLDER VOTING AGREEMENT

STOCKHOLDER VOTING AGREEMENT, dated as of March 4, 2007 (this “Agreement”), among the stockholders identified on Schedule I (each, a “Stockholder”; collectively, the “Stockholders”) and The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Parent”).

WHEREAS, Parent, Sand Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Pathmark Stores, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date of this Agreement, pursuant to which, on the Closing Date, Merger Sub will merge with and into the Company (the “Merger”) (capitalized terms not defined herein shall have the meanings assigned to such terms in the Merger Agreement);

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders make certain agreements with respect to the outstanding shares of Common Stock, par value $.01 per share (“Shares”), of the Company owned by the Stockholders as set forth in Schedule I and Shares and shares of other voting securities of the Company hereafter acquired (including, without limitation, Shares acquired pursuant to the exercise of the 2005 Warrants) (the “Subject Shares”), upon the terms and subject to the conditions of this Agreement; and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders are willing to make certain agreements with respect to the Subject Shares;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.	Voting Agreements; Proxy.

(a)           Subject to Section (1)(b) below, for so long as this Agreement is in effect, in any meeting (or any adjournment or postponement thereof) of stockholders of the Company, and in any action by consent of the stockholders of the Company, each Stockholder shall vote (or cause to be voted), or, if applicable, give (or cause to be given) consents with respect to, all of the Subject Shares that are owned by that Stockholder and are entitled to vote at the meeting or deliver (or cause to be delivered) a consent, in any such case (i) in favor of the adoption of the Merger Agreement and the Merger or any other transaction contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders or with the written consent of the Stockholders, (ii) against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement, and (iii) against any action, proposal, transaction or agreement that would constitute a Company Proposal or against any action, proposal, transaction or agreement that would compete with or would delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Each Stockholder shall use its best efforts to cast (or cause to be cast) that Stockholder’s vote or give that Stockholder’s consent in accordance with the procedures communicated to that Stockholder by the Company relating thereto so that the vote or consent shall be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote or consent.

(b)           Notwithstanding anything to the contrary in this Agreement, in the event that the aggregate number of Subject Shares held by the Stockholders exceeds 33.0% of the issued and outstanding shares of Company Common Stock as of the record date for the Company Stockholders Meeting (such excess, the “Excess Shares”), then the provisions of Section 1(a) shall not apply to such Excess Shares.

(c)           Upon the reasonable written request of Parent, in furtherance of the transactions contemplated in this Agreement and by the Merger Agreement and in order to secure the performance of each Stockholder’s obligations under Section 1(a), each Stockholder shall promptly execute, in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and deliver to Parent an irrevocable proxy, substantially in the form attached as Exhibit A, and irrevocably appoint Parent or its designees, with full power of substitution, its attorney and proxy to vote, or, if applicable, to give consent with respect to, all Subject Shares (other than Subject Shares that constitute Excess Shares) as of the relevant record date with regard to any of the matters referred to in Section 1(a) at any meeting of the stockholders of the Company, or in connection with any action by written consent by the stockholders of the Company. Each Stockholder acknowledges and agrees that this proxy (other than Subject Shares that constitute Excess Shares), if and when given, shall be coupled with an interest sufficient in law to support an irrevocable proxy, shall revoke any prior proxy granted by such stockholder, shall constitute, among other things, an inducement for Parent to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Subject Shares (other than Subject Shares that constitute Excess Shares) shall be given (and if given (other than Subject Shares that constitute Excess Shares) shall not be effective); provided, however, that any such proxy shall terminate automatically and without further action on behalf of the Stockholders upon the termination of this Agreement.

2.	Covenants.

(a)           For so long as this Agreement is in effect, each Stockholder agrees not to directly or indirectly (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of (each such disposition or contract, a “Transfer”) any of such Stockholder’s Subject Shares or 2005 Warrants except to Parent or, with prior written notice to Parent, to another Stockholder (and any such Transfer, except to Parent or to another Stockholder, shall be null and void), except in connection with any margin transaction or hedging transaction designed to protect against fluctuations in the value of the Subject Shares, in each case, (x) that is not engaged in for purposes of circumventing the restrictions on transfer set forth in this Section 2(a) and (y) pursuant to which such Stockholder retains voting control over the applicable Subject Shares; (ii) grant any proxies with respect to the Subject Shares, deposit any of the Subject Shares into a voting trust or enter into a voting or option agreement with respect to any of the Subject Shares or enter into any other agreement inconsistent with or violative of this Agreement; (iii) subject to Section 5, solicit, knowingly encourage or facilitate the submission of any Company Proposal or enter into, initiate or participate in any discussions or negotiations with, otherwise cooperate in any way with, or assist or knowingly encourage any effort by any Third Party that is seeking to make, or has made, a Company Proposal, or furnish any nonpublic information or data to, or have any discussions with any Person relating to, a Company Proposal; or (iv) take any action which would make any representation or warranty of any Stockholder in this Agreement untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

(b)           Subject to the limitations set forth in this Section (2)(b), each Stockholder agrees that in the event any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of, or affecting the Subject Shares of such Stockholder; (such Company Common Stock and other voting securities of the Company, collectively, the “New Shares”), Stockholder agrees to vote such New Shares, subject to Section 1(b), in the same manner as the Subject Shares and to notify Parent and then deliver promptly to Parent upon its request a proxy with respect to such New Shares, substantially in the form of Exhibit A attached hereto. Stockholder also agrees that any New Shares shall constitute Subject Shares.

(c)           No Stockholder shall issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transaction contemplated hereby or by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable Law or court process after consultation with, and having provided an opportunity for review and comment on such press release or other public statement by, Parent to the extent practicable.

(d)           Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.

3.            Representations and Warranties of Stockholders. Each Stockholder jointly and severally and represents and warrants to Parent as to itself that:

(a)           Authority; Enforceability; No Conflicts. The Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution, delivery and performance by the Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which the Stockholder is a party or by which the Stockholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to the Stockholder or the Subject Shares; or (iii) result in the creation of, or impose any obligation on the Stockholder to create, any Lien upon the Subject Shares that would prevent the Stockholder from voting the Subject Shares, except for any of the foregoing that would not, or would not reasonably be expected to, either individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby. In this Agreement, “Lien” shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

(b)           Ownership of Shares. As of the date of this Agreement, the Stockholder is the beneficial owner of and has the power to vote or direct the voting of the Shares set forth on Schedule I free and clear of any Liens that would prevent the Stockholder from voting such Shares. As of the date of this Agreement, the Shares set forth on Schedule I are the only shares of any class of capital stock of the Company which the Stockholder has the right, power or authority (sole or shared) to sell or vote, and, other than the 2005 Warrants held by the Stockholder as of this date, the Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company. The Stockholder is not a party to any contracts (including proxies, voting trusts or voting agreements) that would prevent, hinder or delay the Stockholder from voting or giving consent with respect to the Shares set forth on Schedule I.

4.            Expenses. Each party to this Agreement shall pay its own expenses incurred in connection with this Agreement.

5.            Stockholder Capacity. No natural person bound by this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in such person’s capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the beneficial owner of, the managing member of a limited liability company or the general partner of a partnership which is the beneficial owner of, that Stockholder’s Subject Shares, and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder’s capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by any Stockholder.

6.            Termination. This Agreement shall terminate automatically and without further action on behalf of any party at the earlier of (a) the Effective Time, (b) the date the Merger Agreement is validly terminated in accordance with its terms and (c) the Outside Date (as it may have been extended in accordance with the terms of the Merger Agreement).

7.            Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable (whether by operation of law or otherwise) unless such assignment is consented to in writing by each of Parent and the Stockholders and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent may without such consent, assign in writing, directly or indirectly, its respective rights (but not its respective obligations) hereunder to any of its respective wholly owned Subsidiaries (provided that no such assignment shall relieve Parent of its obligations hereunder); provided, further, however, that Parent may assign its rights under this Agreement to a newly created parent company in connection with Parent’s reorganization into a holding company structure). Subject to the preceding clause, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

8.            Choice of Law; Jurisdiction. This Agreement, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles. Each of the parties hereto (i) irrevocably consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery or any federal court located in the State of Delaware in the event any dispute arises out of or relates to this Agreement or any transaction contemplated hereby; (ii) agrees that all claims in respect of such Action may be heard and determined in any such court; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that it will not bring any Action relating to this Agreement or any transaction contemplated hereby in any court other than the Delaware Court of Chancery or any federal court sitting in the State of Delaware; and (v) waives any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each of the parties further agrees to waive any bond, surety or other security that might be required of any other party with respect to any action or proceeding, including an appeal thereof. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices by registered mail in Section 9. Nothing in this Section 8, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if sent by cable, telecopy, telegram, email or facsimile (which is confirmed by the intended recipient), when sent, (c) if sent by overnight courier service, on the next Business Day after being sent, or (d) if mailed by certified or registered mail, return receipt requested, with postage prepaid five Business Days after being deposited in the mail; to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Stockholders, to:

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attn:	Robert P. Bermingham, Esq.
Fax:	(310) 789-1791
Email:	legal@yucaipco.com

with a copy to:

Munger, Tolles & Olsen LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

Attn:	Sandra A. Seville-Jones, Esq.
Fax:	(213) 683-5126
Email:	sandra.seville-jones@mto.com

If to Parent, to:

The Great Atlantic & Pacific Tea Company, Inc.

Two Paragon Drive

Montvale, New Jersey 07645

Attn:	Allan Richards
Fax:	(201) 571-4106
Email:	richarda@aptea.com

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attn:	Kenneth W. Orce, Esq.
Fax:	(212) 269-5420
Email:	korce@cahill.com

10.          Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

11.          Entire Agreement. This Agreement (including the Schedule and Exhibit hereto), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements, undertakings, understandings and representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

12.          Waiver and Amendment. This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by the parties hereto. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

13.          Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties notwithstanding the fact that all of the parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures shall be deemed originals.

14.          Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties and such successors and permitted assigns, any legal or equitable rights hereunder.

15.          Specific Performance. The Stockholder agrees that if any of its obligations under this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur to Parent, no adequate remedy at Law would exist and damages would be difficult to determine, and that Parent shall be entitled to an injunction or injunctions and specific performance of the terms hereof, this being in addition to any other remedy at Law or in equity, without the necessity of posting bonds or other undertaking in connection therewith. Accordingly, if Parent should institute an action or proceeding seeking an injunction or specific enforcement of the provisions of this Agreement, the Stockholder hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in that action or proceeding the claim or defense that a remedy at law exists. The Stockholder acknowledges that in the absence of a waiver, a bond or undertaking may be required by a court and the Stockholder hereby waives any such requirement of such bond or undertaking.

16.          Severability. If any term, covenant, restriction or provision of this Agreement or the application of any such term, covenant, restriction or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term, covenant, restriction or provision hereof so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. The parties shall engage in good faith negotiations to replace any term, covenant, restriction or provision which is declared invalid, illegal or unenforceable with a valid, legal and enforceable term, covenant, restriction or provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable term, covenant, restriction or provision which it replaces.

17.          No Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, liabilities and obligations under this Agreement are several, and not joint, to each Stockholder, and no Stockholder will be liable for any breach, default, liability or other obligation of the other Stockholders party to this Agreement.

18.          No Liability of Partners. Notwithstanding anything that may be expressed or implied in this Agreement, Parent acknowledges and agrees that (i) notwithstanding that certain of the Stockholders below may be partnerships, no recourse hereunder or under any documents or instruments delivered by any Stockholders in connection herewith may be had against any officer, agent or employee of any Stockholders or any partner, member or stockholder of any Stockholder or any director, officer, employee, partner, affiliate, member, manager, stockholder, assignee or representative of the foregoing (any such person or entity, a “Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or by their creation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

The Great Atlantic & Pacific Tea Company, Inc.

By:	/s/ Allan Richards
Name:	Allan Richards
Title:	Senior Vice President,

Human Resources Labor Relations,
Legal Services & Secretary

YUCAIPA CORPORATE INITIATIVES FUND I, LP,
a Delaware limited Partnership

By:	Yucaipa Corporate Initiatives Fund I, LLC
Its:	General Partner
By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President

YUCAIPA AMERICAN ALLIANCE FUND I, LP,
a Delaware limited Partnership

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner
By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP,
a Delaware limited Partnership

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner
By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice Presiden

2

SCHEDULE I

STOCKHOLDER NAME	OUTSTANDING SHARES OWNED
Yucaipa Corporate Initiatives Fund I, LP	6,884,000
Yucaipa American Alliance Fund I, LP	6,558,100
Yucaipa American Alliance (Parallel) Fund I, LP	6,558,000

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EXHIBIT A

IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to the Voting Agreement, dated as of March 4, 2007 (the “Voting Agreement”), between the undersigned and The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints ____________________, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, to vote or, if applicable, to give written consent, in such manner as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manner set forth in Section 1 of the Voting Agreement with respect to all shares of Common Stock, par value $.01 per share (the “Shares”), of Pathmark Stores, Inc., a Delaware corporation (the “Company”), which the undersigned is or may be entitled to vote at any meeting of the Company (other than Excess Shares (as defined in the Voting Agreement)) held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest sufficient in law to support an irrevocable proxy, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 6 of the Voting Agreement), including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares (other than Excess Shares (as defined in the Voting Agreement)) heretofore granted by the undersigned. This Proxy shall terminate upon the termination of the Voting Agreement. This Proxy has been executed in accordance with Section 212 of the Delaware General Corporation Law.

Dated:

[NAME OF STOCKHOLDER]

By:	______________________________
Name:
Title:

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